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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-66464, Form S-8 No. 333-88426 and Form S-3 No. 333-102786) of
Biopure Corporation of our report dated December 12, 2003 (except for Note 13, as to which the date is January 26, 2004), with respect to the consolidated financial statements of Biopure Corporation included in this Annual Report (Form 10-K) for the year ended October 31, 2003.

                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
January 26, 2004